Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated September 9, 1998 relating to the financial statements and financial highlights appearing in the July 31, 1998 Annual Report to Shareholders of INVESCO Asian Growth Fund (one of the portfolios constituting INVESCO Pacific Basic Fund (one of the portfolios constituting INVESCO International Funds, Inc.), which are also incorporated by reference into the Statement of Additional Information.

We also consent to the incorporation by reference of our report into the Prospectus of INVESCO Asian Growth Fund dated December 1, 1998, and the incorporation by reference of our report in the Prospectus of INVESCO Pacific Basin Fund dated March 1, 1999, which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Independent Accounts" and "Financial Statements" in the Statement of Additional Information of INVESCO Asian Growth Fund and to the reference to us under the heading "Financial Highlights" in the Prospectus of INVESCO Asian Growth Fund both dated December 1, 1998. We also consent tot he references to us under the headings "Independent Accounts" and "Financial Statements" in the Statement of Additional Information of INVESCO Pacific Basin Fund and to the reference to us under the heading "Financial Highlights" in the Prospectus of INVESCO Pacific Basin Fund both dated March 1, 1999.

We also consent to the reference to us under the heading "Experts" in the combined Prospectus/Proxy Statement, constituting part of this Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
March 16, 1999